Exhibit 4


          SECOND AMENDMENT TO INDENTURE, SECURITIES,
          WARRANT AGREEMENT AND WARRANT CERTIFICATES


     THIS SECOND AMENDMENT TO INDENTURE, SECURITIES, WARRANT AGREEMENT AND WARRANT CERTIFICATES (this "Second Amendment") is made as of and shall be effective for all purposes as of the 28th day of March, 2006, by and between Igene Biotechnology, Inc., a Maryland corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, its successors and assigns, as Trustee (the "Trustee") and as Warrant Agent (the "Warrant Agent").

                            RECITALS

     WHEREAS, pursuant to the terms of an Indenture dated as of March 31, 1998, as amended (the "Indenture") between the Company and the Trustee, the Company issued and sold $5,000,000 of its 8% notes due March 31, 2003 (the "Securities"); and

     WHEREAS, concurrently with the issue of the Securities, the Company issued, pursuant to a Warrant Agreement dated as of March 31, 1998 (the "Warrant Agreement"), 50,000,000 warrants to purchase shares of the Company's Common Stock for $.10 per share, as adjusted in accordance with the terms of the Warrant Agreement; and

     WHEREAS,  on  March 18, 2003, the Company and the Consenting
Holders (as defined below) amended the Indenture and Securities to reflect the extension of the maturity date on the Securities to March 31, 2006; and

     WHEREAS,  the  Company and the Consenting Holders desire  to
further   amend  the  Indenture  and  Securities  as  hereinafter
provided to reflect the extension of the maturity date on the Securities from March 31, 2006 until March 31, 2009; and

     WHEREAS, in return for amending the Indenture and extending the maturity date on the Securities, the Consenting Holders and the Company desire to amend the terms of the Warrant Agreement and each of the Warrant Certificates (within the meaning of the Warrant Agreement) as hereinafter provided to reduce the Warrant Price (as defined in the Warrant Agreement) from $.075 to $.056; and

     WHEREAS,  the  terms contained in this Second Amendment  are consented  to  by  the  holders of at least two-thirds  principal
amount   of   all   Securities  (collectively,  the   "Consenting
Holders");

     NOW, THEREFORE, in consideration of the  foregoing recitals,
and other  good  and  valuable  consideration,   the receipt  and
sufficiency of which are hereby acknowledged, the parties to this Second Agreement hereby agree as follows:

     1.   Incorporation of Recitals.
          _________________________

          The foregoing recitals are incorporated in this Second Amendment and made a part hereof by this reference to the same extent as if set forth herein in full. All section references shall, unless otherwise expressly indicated, mean the corres-ponding section of the Indenture.

     2.   Definitions.
          ___________

          All capitalized terms used but not defined herein shall have the meanings given such terms in the Indenture.

     3.   Amendment of the Indenture and Securities.
          _________________________________________

          The Indenture and each of the Securities are hereby amended to replace "March 31, 2006" with "March 31, 2009" wherever such term may appear, thereby extending the maturity date of the Securities until March 31, 2009.

     4.   Amendment of Warrant Agreement.
          ______________________________

          The Warrant Agreement and each Warrant Certificate is hereby amended to replace "$.075" with "$.056" wherever such term may appear.

     5.   Ratification   of   Indenture,    Securities,   Warrant
          Agreement and Warrant Certificates.
          _______________________________________________________

          Except as set forth in this Second Amendment, all the terms and conditions contained in the Indenture, Securities, Warrant Agreement or Warrant Certificates, each, as amended, are hereby ratified and shall remain in full force and effect. In the event that any of the terms, conditions and provisions of this Second Amendment shall conflict with any of the terms, conditions and provisions of the Indenture, Securities, Warrant Agreement or Warrant Certificates, each, as amended, then, and in such event, the terms, conditions and provisions of this Second Amendment shall prevail and be controlling. Hereafter, all references to the Indenture, Securities, Warrant Agreement or any Warrant Certificate shall mean the Indenture, Securities, Warrant Agreement or such Warrant Certificate, respectively, as amended by this Second Amendment.

     6.   Effective Date of Second Amendment.
          __________________________________

          The effective date of this Second Amendment shall be March 28, 2006.

     7.   Counterparts.
          ____________

          This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed to be a single instrument.

     8.   Applicable Law.
          ______________

          This Second Amendment shall be governed by the laws of the State of New York, without regard to its conflicts of law rules.

     9.   Disclaimer.
          __________

          In accordance with Section 7.04 of the Indenture, American Stock Transfer and Trust Company makes no representation or warranty as to the validity or adequacy of this Second Amendment and shall not be responsible for any of the recitals set forth herein.

     IN  WITNESS  WHEREOF,  and  intending  to be legally  bound, the  Company,  Trustee and Warrant Agent have caused this  Second
Amendment  to   be  executed  on  their   behalf  by  their  duly
authorized representatives as of the date set forth above.


ATTEST:                       THE COMPANY:

                              IGENE BIOTECHNOLOGY, INC.


/s/ CHRISTINE L. FITCH        By:   /s/ STEPHEN F. HIU
_________________________           _________________________
    CHRISTINE L. FITCH        Name:     STEPHEN F. HIU
                              Title:    President



ATTEST:                       THE TRUSTEE AND WARRANT AGENT:

                              AMERICAN STOCK TRANSFER &
                              TRUST COMPANY


/s/ SUSAN SILBER              By:   /s/ HERBERT J. LEMMER
_______________________       _______________________________
    SUSAN SILBER              Name:     HERBERT J. LEMMER
                              Title:    Vice President

                 CONSENT OF CONSENTING HOLDERS

       Each  of  the  undersigned,  collectively  constituting
holders  of  at  least two-thirds in principal amount  of  all
Securities, do hereby irrevocably consent, on behalf of all holders of Securities pursuant to and in accordance with the terms of the Indenture, to the amendment of the Securities, the Indenture, the Warrant Agreement and the Warrant Certificates, as set forth in this Second Amendment. Each of the persons signing below in their capacity as trustee on behalf of any trust represent that they currently serve as trustee under the trust(s) listed immediately above their names, and have the trust power and authority to sign below and to bind the trust(s) listed immediately above their names to this Consent of Consenting Holders in accordance with its terms.


CONSENTING HOLDERS:

WITNESS:

/s/ PATRICIA SPERA             /s/ THOMAS L. KEMPNER
_______________________        _______________________________
    PATRICIA SPERA                 THOMAS L. KEMPNER, record
                                   and beneficial holder of
                                   $32,395 principal amount of
                                   Securities

WITNESS:

/s/ MARY CLANCY                /s/ SIDNEY R. KNAFEL
_______________________        _______________________________
    MARY CLANCY                    SIDNEY R. KNAFEL, record
                                   holder of $1,214,544
                                   principal amount of
                                   Securities


WITNESS: Trust U/W of Carl M. Loeb FBO Thomas L. Kempner, beneficial and record holder of $944,933 principal amount of Securities


/s/ PATRICIA SPERA             /s/ THOMAS L. KEMPNER
_______________________        _______________________________
    PATRICIA SPERA                 THOMAS L. KEMPNER
                                   Trustee

/s/ PATRICIA SPERA             /s/ WILLIAM PERLMUTH
_______________________        _______________________________
    PATRICIA SPERA                 WILLIAM PERLMUTH
                                   Trustee

WITNESS:                       Alan H. Kempner III, beneficial
                               and record holder of $942,773
                               principal amount of Securities


/s/ PATRICIA SPERA             /s/ ALAN H. KEMPNER III
_______________________        _______________________________
    PATRICIA SPERA                 ALAN H. KEMPNER III


WITNESS:                       Trust U/A dated 9/13/1978
                               FBO Andrew G. Knafel, holder of
                               $340,341.50 principal amount of
                               Securities


/s/ ANNE HUNTER                /s/ ANDREW G. KNAFEL
_______________________        _______________________________
    ANNE HUNTER                    ANDREW G. KNAFEL
                                   Trustee


WITNESS:                       Trust U/A dated 9/13/1978
                               FBO Douglas R. Knafel, holder
                               of $340,341.50 principal
                               amount of Securities

/s/ ANNE HUNTER                /s/ ANDREW G. KNAFEL
_______________________        ______________________________
    ANNE HUNTER                    ANDREW G. KNAFEL
                                   Trustee